UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021

GENMARK DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34753	27-2053069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5964 La Place Court

Carlsbad, California 92008

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2021, GenMark Diagnostics, Inc., a Delaware corporation (the “Company”), Roche Holdings, Inc., a Delaware corporation (“Roche”), and Geronimo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Roche (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a price per share of $24.05, net to the seller in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law. The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The Merger Agreement provides that, following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Roche. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock held by the Company as treasury stock, or owned by Roche or Merger Sub or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest. The Offer and the Merger are not subject to a financing contingency.

The Company’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, were advisable and in the best interests of the Company and its stockholders, and unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend, subject to the terms and conditions set forth in the Merger Agreement, that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer.

Immediately prior to the effective time of the Merger (the “Effective Time”), except as provided in the Merger Agreement, each option to purchase Common Stock, whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time will vest (if unvested) and be cancelled and converted into the right to receive (subject to applicable withholding) (i) the excess, if any, of the Offer Price over the per share exercise price of the option, multiplied by (ii) the number of shares of Common Stock issuable upon exercise of such option. Immediately prior to the Effective Time, except as provided in the Merger Agreement, each restricted stock unit of the Company, whether vested or unvested, outstanding immediately prior to the Effective Time will vest (if unvested) and be cancelled and converted into the right to receive the Offer Price (subject to applicable withholding). Immediately prior to the Effective Time, except as provided in the Merger Agreement, each market-based stock unit of the Company, whether vested or unvested, outstanding immediately prior to the Effective Time will vest (based on the performance level attained pursuant to the terms of the applicable award agreement, including provisions relating to the effect of a change of control) and be cancelled and converted into the right to receive the Offer Price (subject to applicable withholding

Pursuant further to the terms of the Merger Agreement, following the date of the Merger Agreement, the Company shall take all actions with respect to the Company’s Amended and Restated 2013 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”) to provide that with respect to any offering periods in effect as of the date of the Merger Agreement (the “Current Purchase Period”), (i) no employee who is not a participant in the ESPP as of the date of the Merger Agreement may become a participant in the ESPP and (ii) no employee participating in the Current Purchase Period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the Merger Agreement. In addition, the Current Purchase Period will end on May 31, 2021; provided, that if the Effective Time is prior to May 31, 2021, the Company will end the Current Purchase Period on a specified trading day occurring at least four trading days prior to the date on which the Effective Date is expected to occur, and all outstanding purchase rights under the ESPP will be automatically exercised, in accordance with the terms of the ESPP, upon the last day of the Current Purchase Period, and any shares of Common Stock purchased under the ESPP will be cancelled and converted into the right to receive the Offer Price; (B) there will be no offering periods following the Current Purchase Period and (C) in all events, the Company shall terminate the ESPP prior to the Effective Time.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time. The Merger Agreement may be terminated under certain circumstances, including by the Company in specified circumstances in connection with an Acquisition Proposal (as defined in the Merger Agreement) that the Board determines constitutes a Superior Proposal (as defined in the Merger Agreement). Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay to Roche a termination fee of $61.5 million.

Merger Sub has agreed to commence the Offer as promptly as practicable from the date of the Merger Agreement (but in no event later than ten business days from the first business day following the date of the Merger Agreement). The consummation of the Offer will be conditioned on (i) at least one more than 50% of the total number of shares of outstanding Common Stock having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the accuracy of the representations and warranties of the Company and compliance by the Company with the covenants contained in the Merger Agreement, subject to qualifications, (iv) there not having been a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company since the date of the Merger Agreement, and (v) other customary conditions.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders generally are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Important Information

In connection with the proposed acquisition, Merger Sub will commence a tender offer for the outstanding shares of common stock of the Company. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company, nor is it a substitute for the tender offer materials that Roche and Merger Sub will file with the SEC upon commencement of the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Roche and Merger Sub, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of the Company’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of the Company’s filings with the SEC may be obtained free of charge at the “Investor Relations” section of the Company’s website at ir.genmarkdx.com or by contacting investor relations at (415) 937-5404.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of March 12, 2021, among GenMark Diagnostics, Inc., Roche Holdings, Inc. and Geronimo Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenMark Diagnostics, Inc.

	By:	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

Date: March 15, 2021